UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 01, 2011

CHINA INTELLIGENCE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-131017	98-0509797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan, China 250101
(Address of principal executive offices)

86-531-55585742 (Registrant’s telephone number, including area code)

CHINA VOIP & DIGITAL TELECOM INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2011, Ms. Keyi Zhang commenced her engagement as the Registrant’s chief financial officer.  Pursuant to an employment agreement executed as of July 1, 2011, Ms. Zhang shall receive a salary at the annual rate of $100,000 payable in monthly installments of $7,000 on the 15th day of each month. The remainder of the salary of $16,000 shall be paid on the first month of the following year.   The agreement may be terminated by the Company without cause on 30 days' prior written notice.

Ms. Zhang (27) holds a B.A. in Accounting and Finance (with minors in Economics, Business, and communications) from Griffith College Dublin.  Ms. Zhang is also registered with the Institute of Chartered Accountants in Ireland. Ms. Zhang has diversified experience in the areas of auditing, taxation, financial planning and financial management. From November 2007 until she joined the Registrant, Ms. Zhang worked in the PricewaterhouseCoopers Assurance Asset Management department, where she worked as an assistant manager.  From March 2006 through August 2007, Ms. Zhang worked at Fennelly O’Farral Chartered Accountant as a financial accountant. Ms. Zhang has acted as a consultant to many businesses prior to the Registrant and has been particularly involved in providing taxation and financial planning advice to both public and private companies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated, July 1, 2011, by and between Keyi Zhang and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTELLIGENCE INFORMATION SYSTEMS, INC

By:	/s/ Kunwu Li
President and Chief Executive Officer

Date: July 6, 2011